UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/16/2011

LeMaitre Vascular, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33092

Delaware	04-2825458
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

63 Second Avenue

Burlington, MA 01803

(Address of principal executive offices, including zip code)

781-221-2266

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.05. Costs Associated with Exit or Disposal Activities

On May 16, 2011, the board of directors of LeMaitre Vascular, Inc. (the “Company”) adopted a reorganization plan (the “Plan”) that is designed to eliminate redundant costs resulting from its November 2010 acquisition of the LifeSpan Vascular Graft, to improve efficiencies in manufacturing operations, and to improve the productivity of its sales and marketing organization by discontinuing the manufacture and sale of certain non-strategic products.

The Company intends to transition the production of its LifeSpan Vascular Graft to the Company’s existing corporate headquarters in Burlington, Massachusetts and terminate or relocate all of its employees at the Company’s Laguna Hills facility. The Company expects production in Laguna Hills will be discontinued in the second or third quarter of 2011 and that the transfer of production activities from Laguna Hills to Burlington will occur over the course of the second half of 2011 and the first quarter of 2012. In addition, the Company intends to discontinue the manufacture and sale of its TAArget Thoracic Stent Graft and UniFit Abdominal Stent Graft products on June 30, 2011.

The Company expects to record charges of approximately $1.5 million and cash outlays of approximately $0.9 million associated with the Plan. The following table provides a summary of the Company’s estimate of material costs associated with the Plan by type of cost (in thousands):

Type of Cost	Total Estimated Amounts
Excess and Obsolete Stent Graft Inventory	$850
Impairment of Stent Graft Intangibles and Manufacturing Equipment	250
Laguna Hills Facility Exit Costs	100
Burlington Manufacturing Start-Up Costs	175
Other	150

Total	$1,525

The restructuring charge that the Company expects to incur in connection with the Plan is subject to a number of assumptions, and the Company’s actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the Plan.

Item 2.05 of this Current Report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the Plan; estimated restructuring charges to be incurred by the Company; anticipated benefits of the Plan; and the anticipated costs incurred by the Company in connection with the Plan. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that the costs of the Plan may be greater than anticipated; the risk that the transfer of production activities may have an adverse impact on the Company’s ability to manufacture its LifeSpan Vascular Graft in sufficient quantities at an acceptable cost and with comparable quality at its Burlington location, the Plan may be distracting to the Company’s management; the risk that the Company may not realize the anticipated benefits of the Plan, and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2010, and other periodic filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements other than to the extent required by applicable law.

Item 7.01 Regulation FD Disclosure

On May 20, 2011, the Company issued a press release announcing the Plan described in Item 2.05 above and updating its financial guidance for the fiscal quarter ending June 30, 2011 and the fiscal year ending December 31, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report (the “Exhibit”).

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished as part of this report, where indicated:

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by LeMaitre Vascular, Inc. on May 20, 2011 announcing a reorganization plan, furnished herewith.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: May 20, 2011	By:	/s/ Aaron M. Grossman
Aaron M. Grossman
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release